Exhibit 99(a)
News Release

5 Sarnowski Drive, Glenville, New York 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank

Contact:	Robert M. Leonard
Executive Vice President
(518) 381-3693

TrustCo Caps Off Year of Historic Celebrations and Achievement with Dividend Increase

Glenville, New York – November 15, 2022

The Board of Directors of TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) on November 15, 2022 declared an increase in the quarterly cash dividend of 2.9% to $0.36 per share, or $1.44 per share on an annualized basis.   The dividend will be payable on January 3, 2023 to shareholders of record at the close of business on December 2, 2022.

Chairman, President, and Chief Executive Officer Robert J. McCormick said: “Over the course of this year, we have celebrated a number of historic milestones surrounding Trustco Bank’s 120th anniversary.  The company also has posted successive historic earnings for several quarters over the same period.  These achievements are the product of a corporate strategy thoughtfully designed to amass liquidity in a down-interest-rate environment and strategically executed to position the Company to deploy that capital into higher yielding assets when interest rates increased.  We are thrilled that the Company is able to not only continue, but enhance, its century-long commitment to paying a substantial dividend.  Indeed, paying an above-average return to our owners is a part of our corporate mission statement and we are proud to fulfil that mission.  This success also has fueled steady and sustained growth as we have invested in new technology and expanded our areas of operation.”

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.1 billion savings and loan holding company. Through its subsidiary, Trustco Bank, Trustco operates 144 offices in New York, New Jersey, Vermont, Massachusetts and Florida. Trustco has a more than 100-year tradition of providing high-quality services, including a wide variety of deposit and loan products. In addition, Trustco Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. Trustco Bank is rated as one of the best performing savings banks in the country. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST. For more information, visit www.trustcobank.com.

Forward-Looking Statements
All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future developments, results or periods. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements. Examples of these include, but are not limited to: the effects of inflation and inflationary pressures and changes in monetary and fiscal policies and laws, including increases in the Federal funds target rate by, and interest rate policies of, the Federal Reserve Board; changes in and uncertainty related to benchmark interest rates used to price loans and deposits; the geopolitical and macroeconomic impact of the war in Ukraine; the impact of the actions taken by governmental authorities to contain the COVID-19 pandemic or address the impact of the pandemic on the economy; the risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q; the other financial, operational and legal risks and uncertainties detailed from time to time in TrustCo’s cautionary statements contained in its filings with the Securities and Exchange Commission; and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers.  The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.